NEWS
                                                Delta and Pine Land Company
                                                P.O. Box 157
                                                Scott, Mississippi 38772

Contact: Investors                       Media
         Tom Jagodinski                  Jonathan Gasthalter/Cassandra Bujarski
         Delta and Pine Land Company     Sard Verbinnen & Co
         662-742-4518                    212-687-8080

            DELTA AND PINE LAND COMPANY ANNOUNCES SECOND QUARTER AND
                           SIX-MONTH OPERATING RESULTS

                -------------------------------------------------

         SCOTT, MS, April 9, 2007 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for the second quarter and six-month period ended February 28, 2007.

         Second Quarter Results
         Net loss for the 2007 second quarter was $0.06 per diluted share, compared to last year's second quarter net income of $0.40 per diluted share. The second quarter net loss includes charges of $0.02 per diluted share related to the proposed merger with Monsanto. The prior year second quarter included $0.01 per diluted share in Pharmacia/Monsanto litigation expenses.

         Revenues were $45.0 million in the 2007 second quarter, compared to $115.0 million recorded in the year-ago quarter. The revenue decrease was largely attributable to lower domestic sales volumes, offset by increased revenues from the International division, primarily in Brazil, which continues to benefit from the introduction of transgenic cotton varieties and higher acreage, as it did in the first quarter. Domestic sales volumes were lower as a result of customer indecision related to planting intentions, as higher corn prices have increased the number of anticipated acres planted to corn. The loss for the quarter was mitigated by lower operating expenses, compared to the prior year quarter, primarily due to reduced legal fees associated with various arbitration proceedings with Monsanto that were either dismissed or stayed pending the proposed merger.

         Six Month Results
         After charges of $0.08 per diluted share related to the proposed merger with Monsanto, net loss for the 2007 six-month period was $0.35 per diluted share, compared to net income of $0.14 per diluted share for the same period last year. Net income in 2006 included a reduction of $0.03 per diluted share for Pharmacia/Monsanto litigation expenses for the six-month period.

         Revenues for the 2007 six-month period were $57.9 million, compared to $124.8 million in the prior year. As previously indicated, the revenue decrease was primarily attributable to lower domestic sales volumes, partially offset by higher international sales in South America. South America sales volumes benefited primarily from the introduction of transgenic cotton varieties in Brazil as well as an increase in Brazilian cotton acreage. The loss for the six-month period was partially mitigated by lower operating expenses, compared to the prior year period, largely due to reduced legal fees associated with various arbitration proceedings with Monsanto that were either dismissed or stayed pending the proposed merger.

         Subsequent to the issuance of the Company's 2007 first quarter consolidated financial statements, the Company recorded a correction to such previously-issued financial statements relating to a misstatement of a marketing accrual. The correction of approximately $1.3 million ($800,000 after taxes) was not material to the Company's consolidated financial position or results of operations for the previous quarter ended November 30, 2006. This correction does not impact the year-to-date results.

         Revised 2007 Earnings Guidance
         For the fiscal year 2007, assuming that cotton acreage planted declines 21% as now forecasted by the U.S. Department of Agriculture ("USDA") in its March 31 Planting Intentions Report and the Company maintains its market share and product sales mix, D&PL expects earnings per diluted share of $0.53 to $0.63, after charges of $0.26 per diluted share related to its proposed merger with Monsanto. The previously issued fiscal 2007 guidance had anticipated that planted cotton acreage would be consistent with the prior year. D&PL provides guidance based on an estimate of U.S. cotton acreage issued by the USDA. For illustrative purposes, for every 500,000 acre decrease in planted cotton acreage in states east of Texas, the Company estimates that its earnings could be reduced by as much as $0.12 to $0.14 per diluted share.

         Tom Jagodinski, President and Chief Executive Officer, said: "While the short-term forecast calls for U.S. cotton acreage to decline as a result of the increase in acreage planted to other crops, mainly corn, we believe that farmers will rely more than ever on our leading products for superior yield, consistency and reliability. Our farmer customers are in a period of uncertainty regarding commodity prices, the upcoming U.S. Farm bill, and international trade negotiations. Despite the fluctuating environment, we will continue to invest, as we have for over 95 years, in the necessary research and development of future varieties and technologies to bring increased value to our farmer customers. With respect to the pending merger with Monsanto we continue to work with Monsanto on completing the regulatory review process in order to obtain U.S. Department of Justice clearance to complete the merger."

         Conference Call
         D&PL will hold a conference call this morning at 11:00 a.m. EDT/10:00 a.m. CDT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 2466319. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon EDT/ 11:00 a.m. CDT on Monday, April 9, 2007 through midnight EDT/ 11:00 p.m. CDT on Monday, April 16, 2007 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 2466319.

         About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    February 28,        February 28,
                                                                                        2007                2006
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $         45,009    $        114,977
COST OF SALES                                                                               31,327              74,145
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                13,682              40,832
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                  6,206               6,145
   Selling                                                                                   3,426               3,910
   General and administrative                                                                5,724               7,225
                                                                                  -----------------   ------------------
              Total operating expenses                                                      15,356              17,280
                                                                                  -----------------   ------------------

OPERATING  (LOSS) INCOME                                                                    (1,674)             23,552

INTEREST INCOME, NET                                                                           462                 177
OTHER EXPENSE, NET                                                                          (2,399)               (730)
EQUITY IN NET LOSS OF AFFILIATE                                                               (417)               (780)
MINORITY INTEREST IN (EARNINGS) LOSS OF SUBSIDIARIES                                          (390)                131
                                                                                  -----------------   ------------------

(LOSS) INCOME BEFORE INCOME TAXES                                                           (4,418)             22,350
INCOME TAX BENEFIT (EXPENSE)                                                                 2,348              (7,680)
                                                                                  -----------------   ------------------

NET (LOSS) INCOME                                                                           (2,070)             14,670
DIVIDENDS ON PREFERRED STOCK                                                                  (182)               (160)
                                                                                  -----------------   ------------------
NET (LOSS) INCOME APPLICABLE TO COMMON SHARES                                     $         (2,252)   $         14,510
                                                                                  =================   ==================

BASIC (LOSS) EARNINGS PER SHARE                                                   $          (0.06)   $           0.41
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC (LOSS) EARNINGS PER SHARE
     CALCULATIONS                                                                           36,604              35,688
                                                                                  =================   ==================

DILUTED (LOSS) EARNINGS PER SHARE                                                 $          (0.06)   $           0.40
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED (LOSS) EARNINGS PER SHARE
     CALCULATIONS                                                                           36,604              36,914
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.17    $           0.15
                                                                                  =================   ==================


   The accompanying notes are an integral part of these financial statements.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                    February 28,        February 28,
                                                                                        2007                2006
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $         57,893    $        124,803
COST OF SALES                                                                               40,062              80,809
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                17,831              43,994
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                 12,364              11,786
   Selling                                                                                   7,191               7,316
   General and administrative                                                               11,778              13,452
                                                                                  -----------------   ------------------
              Total operating expenses                                                      31,333              32,554
                                                                                  -----------------   ------------------

OPERATING  (LOSS) INCOME                                                                   (13,502)             11,440

INTEREST INCOME, NET                                                                         2,032               1,205
OTHER EXPENSE, NET                                                                          (6,818)             (1,933)
EQUITY IN NET LOSS OF AFFILIATE                                                               (958)             (1,594)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                               (2,062)               (701)
                                                                                  -----------------   ------------------

(LOSS) INCOME BEFORE INCOME TAXES                                                          (21,308)              8,417
INCOME TAX BENEFIT (EXPENSE)                                                                 9,053              (3,192)
                                                                                  -----------------   ------------------

NET (LOSS) INCOME                                                                          (12,255)              5,225
DIVIDENDS ON PREFERRED STOCK                                                                  (363)               (320)
                                                                                  -----------------   ------------------
NET (LOSS) INCOME APPLICABLE TO COMMON SHARES                                     $        (12,618)   $          4,905
                                                                                  =================   ==================

BASIC (LOSS) EARNINGS PER SHARE                                                   $          (0.35)   $           0.14
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC (LOSS) EARNINGS PER SHARE
     CALCULATIONS                                                                           36,527              35,882
                                                                                  =================   ==================

DILUTED (LOSS) EARNINGS PER SHARE                                                 $          (0.35)   $           0.14
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED (LOSS) EARNINGS PER SHARE
     CALCULATIONS                                                                           36,527              37,145
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.34    $           0.30
                                                                                  =================   ==================



   The accompanying notes are an integral part of these financial statements.


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           February 28,          August 31,          February 28,
                                                                               2007                 2006                 2006
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $         21,453     $         69,691     $         13,420
Marketable securities                                                                    -              27,600                    -
Receivables, net                                                                   62,406              270,354              138,193
Income taxes receivable                                                             6,078                    -                    -
Inventories                                                                        73,183               31,600               69,389
Prepaid expenses                                                                    1,126                2,173                1,657
Deferred income taxes                                                               9,495                7,849                6,047
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          173,741              409,267              228,706

PROPERTY, PLANT AND EQUIPMENT, NET                                                 60,585               61,066               61,507
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, NET                                                                    8,368                8,276                8,459
DEFERRED INCOME TAXES                                                              21,527               22,383               11,238
OTHER ASSETS                                                                        1,029                1,079                1,214
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        269,433     $        506,254     $        315,307
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable and current maturities of long-term debt                   $          3,256     $          6,428     $          8,448
Accounts payable                                                                   20,244               28,866               21,776
Accrued expenses                                                                   71,557              275,643              120,814
Income taxes payable                                                                    -               14,179                8,872
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                     95,057              325,116              159,910
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                          -                1,455                3,471
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   6,622                5,027                5,577
                                                                         ------------------   -----------------    -----------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized;
   Series A Junior Participating Preferred, par value $0.10 per share;
        501,989 shares authorized; no shares issued or outstanding;                     -                    -                    -
   Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
        1,066,667 shares authorized, issued and outstanding                           107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
        42,615,436, 42,053,167 and 40,965,695 shares issued;
        36,977,072, 36,415,567 and 35,495,589 shares outstanding                    4,262                4,205                4,097
Capital in excess of par value                                                    129,166              112,099               83,989
Retained earnings                                                                 172,647              197,750              193,933
Accumulated other comprehensive loss                                               (1,381)              (2,489)              (3,440)
Treasury stock, at cost;  5,638,364, 5,637,600 and 5,470,106 shares              (137,047)            (137,016)            (132,337)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        167,754              174,656              146,349
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        269,433     $        506,254     $        315,307
                                                                         ==================   =================    =================

   The accompanying notes are an integral part of these financial statements.


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                           February 28,         February 28,
                                                                               2007                 2006
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                     $        (12,255)    $          5,225
   Adjustments to reconcile net (loss) income to net cash used in operating activities:
       Depreciation and amortization                                                4,832                4,358
       (Gain) loss on sale of assets                                                  (87)                  59
       Excess tax benefits from stock-based compensation arrangements              (3,682)                   -
       Equity in net loss of affiliate                                                958                1,594
       Foreign exchange loss                                                            9                   33
       Accretion of debt discount                                                      72                  227
       Minority interest in earnings of subsidiaries                                2,062                  701
       Stock-based compensation expense                                             1,271                1,641
       Change in deferred income taxes                                               (782)                (229)
       Changes in assets and liabilities:
              Receivables                                                         209,454               90,695
              Inventories                                                         (42,560)             (42,340)
              Prepaid expenses                                                      1,048                  226
              Intangibles and other assets                                           (298)                 (52)
              Accounts payable                                                     (8,801)               3,374
              Accrued expenses                                                   (203,945)            (101,331)
              Income taxes payable                                                (20,241)              (4,070)
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (72,945)             (39,889)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales of marketable securities                                                   27,600                    -
  Purchases of property and equipment                                              (3,721)              (5,336)
  Sales of investments and property                                                   162                   23
  Acquisition of business                                                               -               (2,620)
  Investment in affiliate                                                          (1,140)              (1,525)
                                                                         ------------------   -----------------
              Net cash provided by (used in) investing activities                  22,901               (9,458)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt                                                         -                  266
  Payments of short-term debt                                                      (4,707)              (5,925)
  Dividends paid                                                                  (12,849)             (11,034)
  Payments to acquire treasury stock                                                    -              (15,083)
  Minority interest in dividends paid by subsidiaries                                (467)                   -
  Cash settlement of employee stock awards                                            (31)                   -
  Proceeds from exercise of stock options                                          15,854                  712
  Excess tax benefits from stock-based compensation arrangements                    3,682                    -
                                                                         ------------------   -----------------
              Net cash provided by (used in) financing activities                   1,482              (31,064)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            324                  756

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (48,238)             (79,655)
CASH AND CASH EQUIVALENTS, August 31                                               69,691               93,075
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, November 30                                   $         21,453     $         13,420
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the six months for:
      Income taxes                                                       $          8,272     $          6,859
   Noncash financing activities:
      Tax benefit of stock option exercises                              $          3,567     $             54
   The accompanying notes are an integral part of these financial statements.